Exhibit 99.2

ELECTRO ENERGY, INC.

Warrant No. N07-1

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:00 P.M., EASTERN TIME,
ON THE EXPIRATION DATE

December 7, 2007

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            FOR VALUE RECEIVED, Electro Energy, Inc., a Florida corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, at any time commencing on the date hereof but no later than 5:00 p.m., Eastern Time, on December 7, 2010 (the “Expiration Date”), to The Quercus Trust, or its registered assigns (the “Holder”), under the terms as hereinafter set forth, up to Thirty-Two Million Two Hundred Seventy-Two Thousand Two Hundred Seventy-Three (32,272,273) fully paid and non-assessable shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), at a purchase price per share of $0.55 (the “Warrant Price”), pursuant to the terms and conditions set forth in this warrant (this “Warrant”). The number of shares of Common Stock issued upon exercise of this Warrant (“Warrant Shares”) and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.

            This Warrant is issued pursuant to that certain Debenture and Warrant Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), between the Company and the Holder. Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement.

    1.    Exercise of Warrant.

            (a)     The Holder may exercise this Warrant according to the terms and conditions set forth herein by delivering to the Company, at the address set forth in Section 10 prior to 5:00 p.m., Eastern Time, on the Expiration Date (i) this Warrant, (ii) the Subscription Form attached hereto as Exhibit A (the “Subscription Form”) (having then been duly executed by the Holder) and (iii) cash, a certified check or a bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of Warrant Shares specified in the Subscription Form.

            (b)     This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional Warrant Shares. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form to this Warrant, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chief Executive Officer or President of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

            (c)     No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant, but the number of shares issuable shall be rounded to the nearest whole share

            (d)     In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for Warrant Shares so purchased, registered in the name of the Holder on the stock transfer books of the Company, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for Warrant Shares is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the Company’s stock transfer books are open. Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant.

            (e)     Notwithstanding the foregoing, the Holder may not convert this Warrant or the Debenture to the extent that the aggregate number of shares issuable upon such exercise or conversion will, together with any shares issued upon the exercise or conversion of warrants or convertible preferred stock issued to third parties in connection with the transactions contemplated by the Purchase Agreement or this Warrant, exceed 19.8% of the total number of shares of Common Stock outstanding immediately prior to the issuance date of this Warrant, or otherwise result in a Change in Control (as defined in the Debentures), until the Company’s stockholders have approved the transactions described herein in accordance with the rules of the Company’s Principal Trading Market. The Company shall use its best efforts to obtain stockholder approval as promptly as possible after the issuance date of this Warrant, but in no event later than 30 days subsequent to such issuance date.

    2.    Disposition of Warrant Shares and Warrant.

            (a)     The Holder hereby acknowledges that: (i) this Warrant and any Warrant Shares purchased pursuant hereto are not being registered (A) under the Securities Act of 1933 (the “Securities Act”) on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and (ii) that the Company’s reliance on the registration exemption under Section 4(2) of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that it is acquiring this Warrant and will acquire Warrant Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing this Warrant or Warrant Shares.

            (b)     The Holder hereby agrees that it will not sell, transfer, pledge or otherwise dispose of (collectively, “Transfer”) all or any part of this Warrant and/or Warrant Shares unless and until it shall have first have given notice to the Company describing such Transfer and furnished to the Company (i) a statement from the transferee, whereby the transferee represents and warrants that it is acquiring this Warrant and will acquire Warrant Shares, as applicable, for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing this Warrant or Warrant Shares, as applicable, and either (ii) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed Transfer may be made without registration under the Securities Act and without registration or qualification under any state law, or (iii) an interpretative letter from the U.S. Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act.

            (c)     If, at the time of issuance of Warrant Shares, no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act, the Company may, at its election, require that (i) the Holder provide written reconfirmation of the Holder’s investment intent to the Company, and (ii) any stock certificate evidencing Warrant Shares shall bear legends reading substantially as follows:

“THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF SUCH RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE (OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES) SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT HAVE BEEN COMPLIED WITH.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate evidencing Warrant Shares, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

    3.    Reservation of Shares.   Subject to Section 1.3 of the Purchase Agreement, the Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all Warrant Shares will be duly authorized and will, upon issuance and payment of the exercise price therefor, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and encumbrances with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws. Upon the issuance of this Warrant, the Company shall have sufficient authorized shares of Common Stock to exercise the portion permitted to be exercised at such time. All shares of Common Stock issuable under this Warrant will be authorized within 30 days subsequent to the issuance date of this Warrant.

    4.    Exchange, Transfer or Assignment of Warrant.   Subject to Section 2, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of the Company (“Warrants”) of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder. Subject to Section 2, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form attached hereto as Exhibit B (the “Assignment Form”) duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in the Assignment Form and this Warrant shall promptly be canceled. Subject to Section 2, this Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

    5.    Capital Adjustments. This Warrant is subject to the following further provisions:

            (a)    Recapitalization, Reclassification and Succession.   If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the Warrant Shares immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

            (b)    Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant shall be proportionately adjusted.

            (c)    Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

            (d)    Exercise Price Adjustment.  (i)   If, prior to exercise of this Warrant, the Company has issued, or shall be deemed to have issued, Additional Shares of Common Stock (as defined below) for a consideration per share of less than the Warrant Price, then the Warrant Price will be adjusted to the consideration per share paid; provided, however, in no event shall the Warrant Price be less than $0.25 per share.

                      (ii)     As used herein, “Additional Shares” shall mean all shares of Common Stock, or any stock options, warrants, convertible securities or other rights to purchase or acquire shares of Common Stock, issued or deemed to be issued by the Company after the date hereof; provided, however, that issuances or deemed issuances (A) described in subsections (a), (b) or (c) of this Section 5, (B) of Common Stock or options or warrants to purchase Common Stock issued to officers, directors or employees of or consultants to the Company pursuant to any compensation agreement, plan or arrangement, or the issuance of Common Stock upon the exercise of any such options or warrants and (C) of Common Stock upon the conversion of the Debentures issued pursuant to the Purchase Agreement shall not be deemed issuances of Additional Shares of Common Stock.

            (e)    Price Adjustments.   Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted pursuant to Sections 5(a), 5(b) or 5(c), the then applicable Warrant Price shall be proportionately adjusted.

            (f)    Certain Shares Excluded.   The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

            (g)    Deferral and Cumulation of De Minimis Adjustments.   The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional Warrant Shares or fractional portions of any securities upon the exercise of the Warrant.

            (h)    Duration of Adjustment.   Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

    6.    Notice to Holders.

            (a)    Notice of Record Date.   In case:

                      (i)     the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

                      (ii)     of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                      (iii)     of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least ten (10) calendar days prior to the record date therein specified, or if no record date shall have been specified therein, at least ten (10) days prior to such specified date.

            (b)    Certificate of Adjustment.   Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make available and have on file for inspection a certificate signed by its Chairman, Chief Executive Officer, President or a Vice President, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

    7.    Loss, Theft, Destruction or Mutilation.   Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

    8.    Warrant Holder Not a Stockholder.   The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights.

    9.    Registration Rights.   The Warrant Shares will be accorded the registration rights under the Securities Act set forth in that certain Registration Rights Agreement between the Company and the original Holder pursuant to which this Warrant was originally issued.

    10.    Notices.   Any notice provided for in this Warrant must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to the Company:

Electro Energy, Inc. 30 Shelter Rock Road Danbury, Connecticut 06810 Attention: President

With a copy to:

Duane L. Berlin, Esq. Lev & Berlin, P.C. 200 Connecticut Avenue, 5th Floor Norwalk, Connecticut 06854

If to the Holder:

To the address of such Holder set forth on the books and records of the Company.

            or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Warrant will be deemed to have been given (a) if personally delivered, upon such delivery, (b) if mailed, five days after deposit in the U.S. mail, or (c) if sent by reputable overnight courier service, one business day after such service acknowledges receipt of the notice.

    11.    Choice of Law.   THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

    12.    Submission to Jurisdiction: Waiver of Jury Trial.   THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) ALSO AGREE NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT IN ANY OTHER COURT. THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT. THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO DELIVER OR ACCEPT, AS THE CASE MAY BE, THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by a duly authorized officer, as of the date first written above.

ELECTRO ENERGY, INC.

By:	_____________________________
Name: Timothy E. Coyne
Title: Chief Financial Officer

EXHIBIT A

SUBSCRIPTION FORM

Electro Energy, Inc.
30 Shelter Rock Road
Danbury, Connecticut 06810
Attention: President

The undersigned hereby (1) irrevocably elects to exercise his, her or its rights to purchase ____________ shares of the common stock, par value $.001 per share (“Common Stock”), of Electro Energy, Inc., a Florida corporation, covered by the attached Warrant, (2) makes payment in full of the purchase price therefore by enclosure of cash, a certified check or bank draft, (3) requests that certificates for such shares of Common Stock be issued in the name of:

(Please print the Warrant holder’s name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

and (4) if such number of shares of Common Stock shall not be all the shares receivable upon exercise of the attached Warrant, requests that a new Warrant for the balance of the shares covered by the attached Warrant be registered in the name of, and delivered to:

(Please print name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated: _____________________	_________________________________ PRINT WARRANT HOLDER NAME

_________________________________ Name: Title:

Witness:

_______________________

EXHIBIT B

ASSIGNMENT FORM

Electro Energy, Inc.
30 Shelter Rock Road
Danbury, Connecticut 06810
Attention: President

FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto

(Please print assignee’s name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

the right to purchase shares of common stock, par value $.001 per share, of Electro Energy, Inc., a Florida corporation (the “Company”), represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated: _____________________	_________________________________ PRINT WARRANT HOLDER NAME

_________________________________ Name: Title:

Witness:

_______________________